Exhibit 10.29

RESTRICTED STOCK AWARD AGREEMENT

NON-EMPLOYEE DIRECTORS

UNDER THE ALBANY MOLECULAR RESEARCH, INC.

2008 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

Number of Shares:

Grant Date:

Pursuant to the Albany Molecular Research, Inc. 2008 Stock Option and Incentive Plan, (the “Plan”) as amended through the date hereof, Albany Molecular Research, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the “Stock”), of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1.	Acceptance of Award.

The grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form or certificates evidencing the shares or Restricted Stock so accepted shall be issued and delivered to the Grantee, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2.	Restrictions and Conditions.

(a) Any book entries or certificates evidencing the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

3.	Vesting of Restricted Stock.

Shares of Restricted Stock shall vest on the Vesting Date which shall be either (a) on the one year anniversary of the grant date or (b) if earlier, a pro-rata portion of the shares of Restricted Stock shall vest on the date that the Grantee ceases to be a Director of the Company for any reason including voluntary resignation or decision not to stand for re-election (such pro-rata portion being determined by dividing the number of shares of Restricted Stock by twelve (12) and multiplying by the number of full or partial months the director is actually serving as a Director). As of the Vesting Date, the restrictions and conditions in Section 2 of this Agreement shall lapse, and the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph.

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4.	Dividends.

Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.

5.	Incorporation of Plan.

Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in the Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.	Transferability.

This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.	Tax Withholding.

The Grantee shall, not later that the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.	Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address of record, or in either case at such other address as one party may subsequently furnish to the other party in writing.

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(b) This Agreement does not confer upon the Grantee any rights with respect to continuation of appointment or election to the Board of Directors by the shareholders, the Company or any Subsidiary. In the event that the Grantee ceases to be a member of the Board of Directors for any reason, any shares of Restricted Stock that are not Vested as set forth in Section 3 shall be forfeited effective as of the date of cessation of service.

9.	Acknowledgement.

I hereby acknowledge that this agreement is being signed by me electronically. Upon my electronic acceptance of this document, I hereby agree to be bound by all terms and provisions hereof.

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